Exhibit 99.1

Issuer Direct Adds J. Patrick Galleher
as Member of the Board of Directors

Former PrecisionIR Executive Brings Deep Industry and
Financial Expertise to the Issuer Direct Board of Directors

MORRISVILLE, NC-- (March 13, 2014) - Issuer Direct Corporation (NYSE MKT: ISDR), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today announced the addition of J. Patrick Galleher to its Board of Directors.  Mr. Galleher was a former executive of PrecisionIR Group, Inc. (“PrecisionIR”) from 1995 through 2007, a company subsequently acquired by Issuer Direct in August 2013..

Gallaher, joined PrecisionIR, a provider of online investor relations and web-based corporate communications solutions to companies worldwide, as a sales executive in 1995. He spent 12 years in a variety of executive positions including chief operating officer and was ultimately appointed to chief executive officer in 2003. Upon this appointment, he was one of the youngest CEOs of a London Stock Exchange listed company. He was directly responsible for closing more than 200 accounts during his first year with the company, primarily focused on Canadian, closed-end funds and technology companies. Subsequently, he led the company’s product development efforts and laid out the roadmap for its significant revenue growth during his tenure with the company.

As part of the growth strategy, Mr. Gallaher’s also led five acquisitions, which added product capabilities in the areas of webcasting, web conferencing, and video casting to PrecisionIR’s portfolio of offerings. These transactions also aided the geographic expansion of the company into Europe.

Mr. Galleher is currently a Managing Director of Boxwood Partners, LLC, a merchant banking firm and a Managing Director of Boxwood Capital Partners, LLC, a private equity investment firm.

“During his career, Pat has excelled at developing relationships and driving growth through acquisitions, new product development and direct sales in the finance and technology arenas,” said Andre M. Boisvert, Chairman of the Issuer Direct Board of Directors. “He brings deep financial expertise, including M&A experience, along with a proven track record for leadership. The board is extremely pleased that Pat has accepted our invitation to join the Issuer Direct board.”

“I am pleased to be joining the Issuer Direct Board at such an exciting time in the company,” added Mr. Galleher. “I am optimistic about the outlook for the disclosure management solutions business and look forward to leveraging the knowledge I acquired during my time with PrecisionIR to further the growth and market reach of the new Issuer Direct.”

About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies’ ability to efficiently produce and distribute their financial and business communications both online and in print. Issuer Direct is listed on the New York Stock Exchange under the ticker “ISDR”.

Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Issuer Direct’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. Issuer Direct disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact Issuer Direct’s forward-looking statements, please see Issuer Direct’s Annual Report on Form 10-K for the year ended December 31, 2013, including but not limited to the discussion under "Risk Factors" therein, which Issuer Direct has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:

Hayden IR
Brett Maas
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Issuer Direct Corporation
Brian R. Balbirnie
(919) 481-4000
brian.balbirnie@issuerdirect.com